--NEWS BULLETIN--

FROM:

STARWOOD FINANCIAL TRUST         LAZARD FRERES REAL ESTATE INVESTORS
1114 AVENUE OF THE AMERICAS      30 ROCKEFELLER PLAZA
27TH FLOOR                       NEW YORK, NEW YORK  10020
NEW YORK, NEW YORK  10036
TRADED:  ASE: APT

FOR FURTHER INFORMATION:

AT STARWOOD FINANCIAL TRUST      AT THE FINANCIAL RELATIONS BOARD:
Jay Sugarman                     Laurie Berman (general info.)  310-442-0599
Chief Executive Officer          Pamela King (investor info.)  212-661-8030
212-930-9400                     Michaelle Burstin (media info.)  310-442-
0599

AT LAZARD FRERES REAL ESTATE
INVESTORS:                      AT GCI GROUP:
Arthur P. Solomon               Jim Cox 212-546-2048
Senior Principal                Loretta Mock 212-546-2309
212-632-6611
--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE
December 16, 1998

           STARWOOD FINANCIAL AND LAZARD FRERES REAL ESTATE INVESTORS
                   ANNOUNCE $500 MILLION STRATEGIC TRANSACTION

Consolidates Starwood Financial's Leadership Position in Opportunistic Real Estate Finance

o Starwood Financial acquires $280.3 million of mortgage and mezzanine loans from Lazard Freres Real Estate Investors ("LFREI").

o LFREI invests $220.0 million in Starwood Financial through purchase of perpetual preferred equity and warrants; Art Solomon agrees to join Starwood Financial's Board of Trustees.

o Starwood Financial's book value increases to $2.1 billion in assets and $1.0 billion in permanent equity; Starwood gains an important strategic partner in LFREI.

NEW YORK, NY - December 16, 1998 - Starwood Financial Trust (ASE: APT) and Lazard Freres Real Estate Investors, L.L.C. today announced that Starwood Financial has acquired a portfolio of commercial mortgage and mezzanine loans for $280.3 million from LFREI. Simultaneously, LFREI has purchased $220.0 million of Starwood Financial's newly issued Series A perpetual preferred shares and warrants to purchase 6.0 million Class A common shares in a private




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Starwood Financial and Lazard Freres Real Estate Investors Announce
$500 Million Strategic Transaction
Page 2 of 4

placement. The transaction is expected to be immediately accretive to Starwood Financial's earnings per share.

For Starwood Financial, the transaction consolidates its position as the largest publicly-traded finance company focused exclusively on the commercial real estate industry, and brings its permanent equity base to $1.0 billion to support additional growth opportunities. For LFREI, the transaction accomplishes its objective of forming a long-term strategic alliance with the leading operating company in the structured commercial real estate lending business.

Barry S. Sternlicht, Chairman of Starwood Financial, commented "Over the past five years, Lazard has been Starwood's primary competitor in providing long-term, fixed rate mezzanine financing for commercial real estate. We are pleased that as knowledgeable a player as Lazard has selected Starwood Financial as the best platform in which to invest."

Jay Sugarman, Starwood Financial's President and Chief Executive Officer added, "With the consolidation of Starwood's and Lazard's businesses and $220 million in additional growth capital, Starwood Financial is poised to expand its leadership position in opportunistic real estate finance. We look forward to working with Lazard on a continuing basis to generate new value-added financing transactions for Starwood Financial."

"We are very enthusiastic about the investment in Starwood Financial," said Arthur P. Solomon, Senior Principal of LFREI. "Having the two most sophisticated sources of mezzanine capital in the real estate business join forces at a time when such capital is in great demand creates unique opportunities for both LFREI and Starwood Financial."

The transaction was unanimously approved by Starwood Financial's Board of Trustees and LFREI's Investment Committee and closed on December 15, 1998. The transaction was not subject to a vote of Starwood Financial's shareholders and is not subject to any further conditions. As part of the transaction, Mr. Solomon will join Starwood Financial's Board of Trustees.

The Transaction

Starwood Financial acquired the mortgage and mezzanine loans from LFREI for $280.3 million in cash and assumed debt. The LFREI portfolio included eight senior and mezzanine loans which were acquired for $238.5 million and are backed by a diverse portfolio of Class A office, multifamily and retail properties located in San Francisco, San Jose, Los Angeles, New York, suburban Washington, D.C., Philadelphia and Pittsburgh. The acquired loans have a weighted average unleveraged yield to maturity of 13.15% and a weighted average maturity of 7.5 years.

As part of the transaction, Starwood Financial also purchased an 85% senior participation in a portfolio of commercial mortgage-backed securities owned by LFREI for $41.8 million. These securities are backed by a pool of 10 large balance loans secured by first mortgages on office, multifamily, self storage, retail, hotel and senior living properties. Starwood Financial's 85% interest




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Starwood Financial and Lazard Freres Real Estate Investors Announce
$500 Million Strategic Transaction
Page 3 of 4

in the securities is senior to a 15% interest retained by LFREI. The securities, which have a face amount of $54.5 million, are rated "BB" and "B", and carry a weighted average unleveraged yield of 11.66% and a weighted average maturity of
13.5 years.

In addition to using the proceeds from the sale of Series A preferred shares, Starwood Financial funded the remaining purchase price with $12.4 million of cash on hand and $47.9 million in existing debt assumed in conjunction with the transaction. The weighted average interest rate on debt assumed by Starwood Financial in the transaction is 7.48%.

The transfer of assets was accounted for as a purchase.

The Equity Investment

LFREI acquired $220.0 million of Starwood Financial's Series A perpetual preferred shares and warrants to purchase 6.0 million Class A common shares in a private placement. The 4.4 million shares of Series A perpetual preferred, liquidation value $50.00 per share, carry a dividend yield of 9.50% per annum, payable quarterly in arrears, and are callable without premium at Starwood Financial's option on or after December 15, 2003. On each of December 15, 2005, 2006 and 2007, the dividend rate on the preferred shares will increase by 0.25% per annum.

The warrants to purchase 6.0 million Class A shares of Starwood Financial's common stock are exercisable on or after December 15, 1999 at a price of $35.00 per share and expire on December 15, 2005.

Adjusted to reflect the Lazard transaction, Starwood Financial's pro forma ratio of debt to equity on a book value basis as of September 30, 1998 was approximately 1.1 to 1.

Spencer Haber, Chief Financial Officer of Starwood Financial, said, "Starwood Financial's leverage policies have always emphasized producing strong earnings growth with substantially less leverage than comparable finance companies, even prior to the recent capital markets volatility. This equity placement allows us to continue along that path, fueling incremental growth without reliance on the public equity markets. Starwood Financial's institutional track record and sponsorship, as reflected in our existing shareholder base, provide it with capital alternatives which may not be available to others. In this spirit, we welcome LFREI as an important strategic investor in our Company."

Starwood Financial is the leading publicly-traded finance company focused exclusively on the commercial real estate industry. The Company, which is taxed as a real estate investment trust, provides specialized mortgage, mezzanine and lease financing through its proprietary origination, acquisition and servicing platform. The Company's mission is to maximize risk-adjusted returns on equity by providing innovative and value-added structured financing solutions to the real estate industry.





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Starwood Financial and Lazard Freres Real Estate Investors Announce
$500 Million Strategic Transaction
Page 4 of 4

Lazard Freres Real Estate Investors LLC (LFREI) is the real estate investment affiliate of Lazard Freres & Co. LLC, a leading global investment bank. LFREI manages several real estate investment funds including the LF Strategic Realty Investors' funds, a strategic investment program capitalized with approximately $2.4 billion in equity capital. Since its inception, LFREI has acquired sizable investment stakes in a select group of leading real estate-related operating companies, including American Apartment Communities; ARV Assisted Living, Inc.; Atria Communities, Inc. (d/b/a Atria Senior Quarters); Bell Atlantic Properties (renamed Atlantic American Properties); CenterTrust Retail Properties, Inc. (formerly Alexander Haagen Properties, Inc.); Clivedon plc; Dermody Properties; The Fortress Group; Kapson Senior Quarters (d/b/a Atria Senior Quarters); Konover Property Trust (formerly FAC Realty Trust); RF&P Corporation (renamed Commonwealth Atlantic Properties); and The Rubenstein Company, LP.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Starwood Financial Trust believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Starwood Financial Trust's expectations include completion of pending investments, continued availability to originate new investments, the availability and cost of capital for future investments, competition within the real estate industry, real estate and economic conditions, and other risks detailed from time to time in Starwood Financial Trust's SEC reports.)

        For        more  information  about Starwood  Financial
                   Trust, please call 1-800-PRO-INFO and enter ticker symbol APT.